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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 28, 2003 relating to the financial statements and financial statement schedule, which appears in Catalyst Semiconductor, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2003. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, CA

June 14, 2004